                                                                     EXHIBIT 21


                                SUBSIDIARIES OF
                        FURR'S/BISHOP'S, INCORPORATED


Furr's/Bishop's Cafeterias, L.P. and Subsidiaries
       Cafeteria Operators, L.P.
         A Delaware limited partnership
         Doing business as Furr's Cafeterias and Bishop's Buffets



Cavalcade Holdings, Inc. and Subsidiaries
       Cavalcade Foods, Inc.
       A Delaware corporation

                                                                    SCHEDULE II

FURR'S/BISHOP'S INCORPORATED AND SUBSIDIARIES


CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                 Additions
                                                       -----------------------------
                                    Balance at          Charged to        Charged to                        Balance at
                                    Beginning           Costs and           Other                             End of
       Description                  of Period            Expenses          Accounts      Deductions           Period
------------------------------      ---------            --------          --------      ----------           ------
YEAR ENDED DECEMBER 29, 1998
Reserve for store closing          $    4,675          $     1,292        $        -     $    1,371 (1)     $   4,596
                                   ----------          ----------         ----------     ----------         ---------
                                   ----------          ----------         ----------     ----------         ---------

Allowance for doubtful
accounts receivable                $       29          $        (9) (2)   $        -     $        6 (3)     $      14
                                   ----------          ----------         ----------     ----------         ---------
                                   ----------          ----------         ----------     ----------         ---------


YEAR ENDED DECEMBER 30, 1997:
 Reserve for store closing         $    3,548          $     2,150        $      117     $    1,140 (1)     $   4,675
                                   ----------          ----------         ----------     ----------         ---------
                                   ----------          ----------         ----------     ----------         ---------

 Allowance for doubtful
  accounts receivable              $       20          $        12        $        -     $        3         $      29
                                   ----------          ----------         ----------     ----------         ---------
                                   ----------          ----------         ----------     ----------         ---------


YEAR ENDED DECEMBER 31, 1996:
 Reserve for store closing         $    5,839          $      226         $      160     $    2,677 (1)     $   3,548
                                   ----------          ----------         ----------     ----------         ---------
                                   ----------          ----------         ----------     ----------         ---------

 Allowance for doubtful
  accounts receivable              $       27          $       (1) (2)    $        -     $        6 (3)     $      20
                                   ----------          ----------         ----------     ----------         ---------
                                   ----------          ----------         ----------     ----------         ---------





(1) Includes costs and expenses incurred during the year on closed units and severance payments.
(2)    Net adjustment reflects $12 reversal of expense in 1996 and $9 in 1998.
(3)    Related asset account was written off.


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